UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 24, 2010
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-00091 (Commission File Number)	43-0337683 (I.R.S. Employer Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 24, 2010, Furniture Brands International, Inc. (the “Company”) and each of its subsidiaries that is a party to its Credit Agreement, entered into a Waiver (the “Waiver”) to its Credit Agreement dated August 9, 2007, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., the Loan Parties (as defined in the Credit Agreement), the institutions party thereto as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). The Waiver temporarily waives any default under the Credit Agreement arising out of a breach of the representation that the Company’s pension underfunded status does not exceed $50 million for any plan period through January 1, 2012.
The foregoing is only a summary of the Waiver and is qualified in its entirety by reference to the Waiver, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Description
10.1
Waiver, dated as of September 24, 2010, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., the other Loan Parties named therein, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 27, 2010

Furniture Brands International, Inc. (Registrant)
By:	/s/ Jon D. Botsford
	Name:	Jon D. Botsford
	Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Waiver, dated as of September 24, 2010, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc., and Thomasville Furniture Industries, Inc., the other Loan Parties named therein, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.